Exhibit (n)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Brookfield Infrastructure Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 30, 2026.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York

April 30, 2026